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                                                                      Exhibit 11

                   CENTENNIAL CELLULAR CORP. AND SUBSIDIARIES
                              EXHIBIT TO FORM 10-Q

              For the Nine Months Ended February 28, 1998 and 1997

                      COMPUTATION OF LOSS PER COMMON SHARE
                  (Amounts in thousands, except per share data)

                                                                Nine Months Ended
                                                        ----------------------------------
                                                        February 28,          February 28,
                                                            1998                 1997
                                                        ------------         -------------
                                                                   (Unaudited)
Primary fully diluted:
Net Loss                                                $   (26,082)          $   (21,714)
Preferred stock dividends                                   (12,338)              (11,836)
                                                        -----------           -----------
Loss applicable to common shares                        $   (38,420)          $   (33,550)
                                                        ===========           ===========

Average number of common shares and common
   share equivalents outstanding
      Average number of common shares
         outstanding during this period                  26,309,000            26,935,000
      Add common share equivalents - Options
         to purchase common shares - net                    382,000               232,000
                                                        -----------           -----------
Average number of common shares and common
   share equivalents outstanding                         26,691,000 (A)        27,167,000 (A)
                                                        ===========           ===========
Loss per common share                                   $     (1.44)(A)       $     (1.24)(A)
                                                        ===========           ===========


(A) In accordance with SFAS 128, the inclusion of common share equivalents in the computation of earnings per share need not be considered if the reduction of earnings per share is anti-dilutive. Therefore, loss per common share and common share equivalents as shown on the Cnsolidated Statements of Operations for the periods presented do not include certain common share equivalents as their effect is anti-dilutive.


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